Exhibit 10.10D 1 FOURTH AMENDMENT OF THE JOHN BEAN TECHNOLOGIES CORPORATION EMPLOYEES’ RETIREMENT PROGRAM PART I SALARIED AND NONUNION HOURLY EMPLOYEES’ RETIREMENT PLAN (As Amended and Restated Effective as of January 1, 2012) WHEREAS, John Bean Technologies Corporation (the “Company”) sponsors and maintains the John Bean Technologies Corporation Employees’ Retirement Program Part I Salaried and Nonunion Hourly Employees’ Retirement Plan, as amended and restated effective as of January 1, 2012 (the “Plan”); and WHEREAS, pursuant to Section 10.02 of the Stock and Asset Purchase Agreement among the Company, JBT AeroTech Corporation and OSHKOSH Corporation, dated as of May 26, 2023 (the “Purchase Agreement”), the employees of JBT Aerotech Corporation and its subsidiaries shall cease to participate under the Plan and JBT Aerotech Corporation and its subsidiaries shall be removed as participating employers under the Plan, in each case effective as of August 1, 2023. NOW, THEREFORE, by virtue and in exercise of the powers reserved to JBT under Section 11.1 of the Plan, the Plan is hereby amended in the following particulars, each effective August 1, 2023: 1. By adding the following to the end of the definition of “Participating Employer” in Article I of the Plan: “Effective August 1, 2023, JBT AeroTech Corporation and each of its subsidiaries shall cease to be Participating Employers under the Plan.” 2. By adding the following at the end of Section 1-1 of Supplement 1 to the Plan: “Effective August 1, 2023, each Participant covered under this Supplement 1 shall cease to actively participate under this Plan.” * * * * * 2 IN WITNESS WHEREOF, the Company has caused this amendment to be executed by a duly authorized representative this 31st day of July, 2023. JOHN BEAN TECHNOLOGIES CORPORATION /s/ Shelley Bridarolli By: Shelley Bridarolli Its: Executive Vice President Human Resources